Exhibit 15.01

October 28, 2016
Hartford Life Insurance Company
One Hartford Plaza
Hartford, Connecticut

We have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited interim financial information of Hartford Life Insurance Company and subsidiaries (the “Company”) for the periods ended September 30, 2016, and 2015, as indicated in our report dated October 28, 2016; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, is incorporated by reference in Registration Statement Nos. 333-202372, 333-192083, 333-192080, 333-202371, 333-192081 and 333-192082 on Form S-3.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ DELOITTE & TOUCHE LLP
Hartford, Connecticut

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